EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Stage It Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Stage It Corp. as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

February 11, 2022

Stage It Corp.

Balance Sheets

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$281,003	$88,457
Prepaid expense	-	1,288
Other assets	127,874	118,795
Total current assets	408,877	208,540
Fixed assets -net	62,912	-
Total assets	$471,789	$208,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$427,087	$223,795
Accrued liabilities	1,785,861	699,914
Accrued interest	650,654	502,916
Accrued interest -related party	767,715	617,891
Notes payable	179,000	179,000
Convertible notes -related party	547,500	547,500
Convertible notes	315,000	315,000
Derivative liability	2,404,981	2,099,025
Total current liabilities	7,077,798	5,185,041
Total liabilities	7,077,798	5,185,041

Commitments and contingencies	-	-

Stockholders’ Equity:
Preferred Stock, Series A, $0.0001 par value, 400,000 shares authorized, 40,000 shares issued and outstanding as of December 31, 2020 and 2019	4	4
Preferred Stock, Series A-1, $0.0001 par value, 3,000,000 shares authorized, 246,543 shares issued and outstanding as of December 31, 2020 and 2019	25	25
Preferred Stock, Series A-2, $0.0001 par value, 2,000,000 shares authorized, 200,000 shares issued and outstanding as of December 31, 2020 and 2019	20	20
Preferred Stock, Series A-3, $0.0001 par value, 300,000 shares authorized, 196,522 shares issued and outstanding as of December 31, 2020 and 2019	20	20
Common stock, $0.0001 par value, 20,000,000 shares authorized, 972,614 shares issued and outstanding as of December 31, 2020 and 2019	97	97
Additional paid in capital	3,963,327	3,963,327
Accumulated deficit	(10,569,502)	(8,939,994)
Total stockholders’ equity	(6,606,009)	(4,976,502)
Total liabilities and equity	$471,789	$208,540

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Operations

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
Revenue-net	$890,846	$(4,809)

Operating expenses:
General and administrative expenses	231,340	51,764
Contractor expenses	455,028	1,805
Payroll expense	1,142,057	41,331
Legal and professional fees	88,411	-
Total operating expenses	1,916,836	94,900
Income(loss) from operations	(1,025,990)	(99,709)
Other income (expense)
Change in derivative liability	(305,956)	(2,099,025)
Interest expense	(297,562)	(257,289)
Other income (expense), net	(603,518)	(2,356,314)
Net loss	(1,629,508)	(2,456,023)

Basic and diluted earnings (loss) per common share	$(1.68)	$(2.53)

Weighted-average number of common shares outstanding:
Basic and diluted	972,614	972,614

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Cash Flows

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(1,629,508)	$(2,456,023)
Depreciation	4,468	-
Change in balance sheet accounts
Prepaid expenses	1,288	(1,288)
Other assets	(9,079)	(21,834)
Accounts payable	203,292	13,795
Accrued liabilities	1,085,947	98,529
Accrued interest	297,562	257,289
Derivative liability	305,956	2,099,025
Net cash provided by (used in) operating activities	259,926	(10,506)

Cash flows from investing activities
Purchase of fixed assets	(67,380)	-
Net cash used in investing activities	(67,380)	-

Net increase (decrease) in cash and cash equivalents	192,546	(10,506)
Cash and cash equivalents at beginning of period	88,457	98,963
Cash and cash equivalents at end of period	$281,003	$88,457

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Changes in Stockholders’ Equity

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series A-2		Preferred Stock Series A-3		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2018	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(6,483,971)	$(2,520,478)

Net income (loss)												(2,456,023)	(2,456,023)

Balance, December 31, 2019	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(8,939,994)	$(4,976,501)

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series A-2		Preferred Stock Series A-3		Common Stock		Additional Paid in	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2019	40,000	$4	246,543	$24.65	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(8,939,994)	$(4,976,501)

Net income (loss)												(1,629,508)	(1,629,508)

Balance, December 31, 2020	40,000	$4	246,543	$24.65	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(10,569,502)	$(6,606,009)

The accompanying notes are an integral part of the financial statements.

STAGE IT, CORP.

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

History and Organization

Stage It Corp. (“Stage It”, or the “Company”) is a Delaware corporation formed in that operates an online venue for live an interactive performances through its technology platform that enables content creators to perform and create ticketed events, and provides fans with an opportunity to watch live shows, and ask artists questions and request songs.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, during the year ended December 31, 2020 the Company incurred a net loss of $1,629,508, and had a stockholders’ deficit of $10,569,502 as of December 31, 2020. In addition the Company had negative working capital of $6,668,922. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The Company does not have any commitments for additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. As a result management has concluded that there substantial doubt about the Company’s ability to continue as a going concern.

On December 31, 2020, the Company had cash on hand of $281,033. Management estimates that the current funds on hand will be sufficient to continue operations through March 31, 2022. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. Historically, the Company has been able to fund its operations from the proceeds of notes payable and convertible notes. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the years ended December 31, 2020 and 2019, the financial statements include the accounts of the Company, Stage It. Corporation

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Stage It receives revenue through a percentage of ticket sales and tipping. This show-based revenue creates a pool that is shared with the performing artist. Once a show is completed the revenue that has been created through tickets and tips is allocated. Typically, Stage It retains 20% of the revenue as an agent and the artist receives 80% of the revenue as the performer, however there are occasions when the profit split has different ratios. Revenue is recognized once a show is complete and the performance obligation to the consumer has been met. Since Stage It acts as agent, revenue is recorded on a net basis only on the 20% portion, less direct expenses such as broadcast costs, merchant processing fees, bank services charges, license fees and the cost of production.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Significant estimates include the assumptions used to value the derivative liabilities, the valuation allowance for the deferred tax asset and the accruals for potential liabilities. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments such as cash, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments. The carrying values of our notes payable approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

The fair value of the derivative liabilities of $2,404,981 and $2,099,025 on December 31, 2020, and December 31, 2019, respectively, were valued using Level 3 inputs.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. The threshold for depreciating office equipment is $200, and $1,000 for furniture and fixtures Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	3 years
Furniture and fixtures	7 years

As of December 31, 2020 and 2019, the Company’s property, which consisted solely of computers, amounted to $62,912 and -0-, respectively. Depreciation expense for the years ended December 31, 2020 and 2019, amounted to $4,468 and $-0-, respectively.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Income (Loss) per Common Share

Basic net income (loss) per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method, which could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company as if they had been converted at the beginning of the periods presented, or issuance date, if later. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options and, preferred stock and convertible notes. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share on December 31, 2020 and 2019, respectively, because their impact was anti-dilutive.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company entered into several convertible promissory notes in 2013, 2014 and 2015 with Evan Lowenstein the company founder and Director, Jaron Lowenstein the brother of Evan, Chuck Lowenstein the father of Evan. The company also entered into several convertible promissory notes with Robert Jennings over the same period who is a Stage It Director. These notes were issued to fund the early growth of the Company. The notes were issued at 18% interest compound annually and can only convert to common stock upon the occurrence of a qualified funding, which has not occurred. As of December 31, 2020 and 2019 the balance of convertibles notes due to related parties was $547,500 and $547,500 respectively, and the accrued interest on December 31, 2020 and 2019, was $767,715 and $617,891.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities on December 31, 2020, and December 31, 2019.

	December 31, 2020	December 31, 2019
Accounts payable	$427,086	$223,795
Accrued liabilities (a)(b)	1,785,861	699,914
Accrued interest	650,654	502,916
Accrued interest- related parties	767,715	617,891
Total accounts payable and accrued liabilities	$2,404,981	$2,044,516

(a)	Includes $946,537 in liabilities due to artists and $791,172 in unredeemed outstanding notes purchased by users as of December 31, 2020
(b)	Includes $398,729 in liabilities due to artists and $297,795 in unredeemed outstanding notes purchased by users as of December 31, 2019

NOTE 5 – NOTES PAYABLE -PAST DUE

As of December 31, 2020 and 2019 the Company had $179,000 in promissory notes, $547,500 in convertible notes due to related party, and $315,000 in notes payable all of which were outstanding and past due. All of the notes are at 18% compound interest except for $275,000 in convertible notes due to related parties which are 10% compound interest.

NOTE 6 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The conversion prices of the Notes described in Note 3 were not a fixed amount because they were either subject to an adjustment based on the occurrence of future offerings or events or they were variable. Since the number of shares is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In accordance with the FASB authoritative guidance, the conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations. As of December 31, 2020 and 2019, the derivative liabilities were valued using probability weighted option pricing models with the following assumptions:

	December 31, 2020	December 31, 2019
Exercise Price	$1.19	$1.19
Stock Price	1.59	$1.59
Risk-free interest rate	.10%	2.54%
Expected volatility	94.55%	147.95%
Expected life (in years)	1.00	1.00
Expected dividend yield	0%	0%
Fair Value:	$2,404,981	$2,099,025

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Common stock

The Company has authorized 20,000,000 shares of $0.001 par value common stock. As of December 31, 2020 and December 31, 2019 there were 972,614 shares of common stock issued and outstanding.

Preferred stock

As of December 31, 2020 and December 19, 2020, the Company had four classes of non-redeemable Preferred stock $0.0001 Preferred A, Preferred A-1, Preferred A-2, and Preferred A-3, all with a par value of $0.0001. The number of Preferred Shares authorized and issued and outstanding are as follows:

Preferred A 400,000 shares authorized, 40,000 shares issued and outstanding

Preferred A-1 3,000,000 shares authorized, 246,543 shares issued and outstanding

Preferred A-2 2,000,000 shares authorized, 200,000 shares issued and outstanding

Preferred A-3 300,000 shares authorized, 196,522 shares issued and outstanding

Each share of preferred stock is convertible to common stock on a 1 for 1 basis

NOTE 8 – COMMITMENT AND CONTINGENCIES

The Company had no commitments or contingencies as of December 31, 2020 and 2019, respectively

NOTE 9 – SUBSEQUENT EVENTS

Subsequent to December 31, 2020 the Company received $700,922 in proceeds comprised of a promissory loan for $250,000 at 15% interest, advances from VNUE of $35,000 and $415,922 under the terms of revenue factoring agreement with three different lenders at an average rate of 15.%.

On February 14, 2022, the Company entered into an agreement with VNUE, Inc. to sell 100% of the ownership of the Company in a $10,000,000 stock transaction comprised of approximately $1,500,000 in cash and up to $8,500,000 in restricted VNUE common stock, some of which is milestone based.